SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                            BADGER PAPER MILLS, INC.
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                            BADGER PAPER MILLS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 11, 1999


To the Shareholders of Badger Paper Mills, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 11, 1999, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, for the following purposes:

1. To elect two directors to hold office until the 2002 annual meeting of shareholders and until their successors are duly elected and qualified;

2.     To approve the Badger Paper Mills, Inc. 1998 Stock Option Plan;

3. To consider and act on a shareholder proposal from a group of shareholders controlled by James D. Azzar (the "Azzar Group") requesting that the Company provide a written report of all activities conducted by the Board and management with respect to the consideration of strategic options, if such proposal is presented at the meeting; and

4. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 23, 1999 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

                                            By Order of the  Board of  Directors
                                            BADGER PAPER MILLS, INC.

                                            /s/Mark D. Burish
                                            Mark D. Burish
                                            Corporate Secretary

Peshtigo, Wisconsin
April 8, 1999

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY HOW YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin 54157-0149


                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 11, 1999

       This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company" or "Badger") beginning on or about April 8, 1999, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

       Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is first exercised by giving notice thereof to the Company in writing at or before the Annual Meeting.

       A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) "FOR" the two persons nominated for election as directors referred to herein, (ii) "FOR" the 1998 Stock Option Plan, (iii) "AGAINST" the shareholder proposal requesting that the Company provide a written report of all activities conducted by the Board and management with respect to the consideration of strategic options, and (iv) on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the shareholder proposal, the Board has no knowledge of any other matters to be presented for action by the shareholders at the Annual Meeting.

       Only holders of record of the Company's common stock, no par value (the "Common Stock") as of the close of business on March 23, 1999, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 1,963,764 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

       The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2002 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected.

However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

       The following sets forth certain information, as of March 23, 1999, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

               Class III, Term expiring at the 2002 Annual Meeting

       Mark D. Burish, 45, was appointed to the Board of Directors in May 1997. Mr. Burish has been President of the Madison, Wisconsin law firm of Hurley, Burish & Milliken, S. C., the Company's outside counsel, since 1984.

       James L. Kemerling, 59, has served as a director of the Company since March 1997. Mr. Kemerling is a consultant based in Wausau, Wisconsin, and is a director of WPS Resources Corporation, a public utility holding corporation based in Green Bay, Wisconsin.

       THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH NOMINEES.

                         Directors Continuing in Office

                Class I, Term expiring at the 2000 Annual Meeting

       L. Harvey Buek, 57, was appointed to the Board of Directors in May 1998 to fulfill the term of Claude L. Van Hefty, former President and Chief Executive Officer of the Company who retired in March 1998. Mr. Buek is a consultant based in Everett, Washington, and served as Interim President of Badger Paper Mills, Inc. from March through July 1998. Mr. Buek's extensive experience in the paper industry includes 29 years with Scott Paper Company, including as Vice President-Everett (Washington) Operations from 1991 to his retirement in 1994.

       Thomas W. Cosgrove, 58, was elected President of the Company and appointed to the Board of Directors in July 1998 to fulfill the term of Ralph D. Searles, who retired from the Board in May 1998. Prior to July 1998, Mr. Cosgrove held various positions with Scott Paper Company (now Kimberly Clark Corporation) over a 33 year period, including General Manager of Kimberly Clark's Marinette and Oconto Falls, Wisconsin Divisions from September 1990 until July 1998.

               Class II, Term expiring at the 2001 Annual Meeting

       Thomas J. Kuber, 58, has served as a director of the Company since 1995 and Chairman of the Board of Directors since October 1997. Mr. Kuber has been President of K&K Warehousing located in

Menominee, Michigan since 1973, and was Chief Executive Officer of Great Lakes Pulp & Fibre, Inc., also located in Menominee, Michigan, from 1993 through September 1997.

       John R. Peterson, 42, has served as a director of the Company since 1997. Mr. Peterson has been a Managing Director of Cleary Gull Reiland & McDevitt, Inc., Milwaukee, Wisconsin since 1995. From 1982 to 1994, he practiced corporate law at Godfrey & Kahn, S. C., Milwaukee, Wisconsin.

                               BOARD OF DIRECTORS

General

       The Board had standing Audit, Compensation and Strategic Planning Committees in 1998.

       The Audit Committee is responsible for reviewing (i) the scope of annual audit activities; (ii) professional services performed by auditors approved by the Board and (iii) the independence of such auditors. The Audit Committee also reviews the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit Committee held one meeting in 1998. John R. Peterson (Chairman) and L. Harvey Buek are the members of the Audit Committee.

       The Compensation Committee reviews executive compensation policies and also recommends from time to time to the Board compensation of the elected officers of the Company. The Compensation Committee held two meetings in 1998. Mark D. Burish (Chairman) and James L. Kemerling are the members of the Compensation Committee.

       The Strategic Planning Committee meets for the purpose of reviewing, restructuring, streamlining operations, cost reduction strategies, and business strategies. The Strategic Planning Committee met twice during 1998. Thomas J. Kuber (Chairman), James L. Kemerling and Thomas W. Cosgrove were members of the Strategic Planning Committee in 1998.

       The Board has no nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

       The Board held six meetings in 1998. During 1998 each director attended at least 75% of the aggregate of the total meetings held by the Board and the total meetings held by all committees on which each such director served.

Directors Compensation

       In 1998, directors received a quarterly retainer payable in Common Stock with a market value of $3,000. For 1999, directors will receive a quarterly retainer payable in Common Stock with a market value of $3,750.

                             PRINCIPAL SHAREHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 23, 1999 by: (i) each director and nominee; (ii) the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers

(including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                          Shares of                         Percent of
                                                        Common Stock                       Common Stock
             Name of Beneficial Owner                Beneficially Owned                 Beneficially Owned
             ------------------------                ------------------                 ------------------

L. Harvey Buek, Director....................                 1,644                              *

Mark D. Burish, Director and
     Corporate Secretary....................               19,3021                              *

Thomas W. Cosgrove, Director and
     President..............................                1,295                               *

James L. Kemerling, Director................                4,522                               *

Thomas J. Kuber, Director and
     Chairman of the Board..................               68,232                            3.48

John R. Peterson, Director..................                2,970                               *

All directors, nominees and executive
     officers as a group (10 persons).......              101,7432                           5.18

Edwin A. Meyer, Jr..........................              314,5863                          16.02

James D. Azzar..............................              276,8644                          14.10

Walter F. Adrian............................              112,0005                           5.71

Bennie C. Burish............................              101,0486                           5.15
----------------------------
*Denotes less than 1%.

1 Includes 1,000 shares owned by Mr. Burish's spouse and 400 shares owned by Mr. Burish's minor children. Mr. Burish disclaims beneficial ownership of such shares.

2 In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 97,843 shares and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 2,500 shares.

3 The share amounts listed are from the Schedule 13G dated October 7, 1998, filed with the Securities and Exchange Commission and the Company. Amounts shown include 53,510 shares as to which Mr. Meyer has voting rights but disclaims beneficial ownership. Mr. Meyer's address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

4   According to report of beneficial ownership on an amended Schedule 13D dated
    February 18, 1998, James D. Azzar,  Bomarko, Inc. ("Bomarko") and Extrusions
    Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Mr.
    Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Mr.
    Azzar's address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.
    The address of Bomarko's  principal  office is North Oak Road,  P. O. Box K,
    Plymouth,  Indiana  46563.  The  address  of EDI's  principal  office is 208
    Pioneer Club Road, East Grand Rapids, Michigan 49506.

5 The share amount listed is from the Schedule 13G dated April 17, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Adrian's address is 201 Emery Avenue, South, Peshtigo, Wisconsin 54157.

6 The share amount listed is from the Schedule 13G dated April 26, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Burish's address is 352 Brown Avenue, South, Peshtigo, Wisconsin 54157

                             EXECUTIVE COMPENSATION

Summary Compensation Information

    The following table sets forth certain information concerning the compensation paid by the Company for its last three fiscal years to all of the officers who served as the Company's Chief Executive Officer during any part of 1998, and to the other executive officers of the Company who earned over $100,000 combined base salary and bonus in 1998. The persons named in the table are sometimes referred to herein as "named executive officers."

                                SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                Annual Compensation                        Awards
                                     -------------------------------------------        ------------
                                                                      Other              Securities
                                                                      Annual             Underlying           All Other 3
Name and                                                              Compen-              Stock                Compen-
Principal Position        Year      Salary($)         Bonus($)      sation ($)1          Options(#)2           sation($)
------------------        ----      ---------         --------      ------------         -----------          -----------

Thomas W. Cosgrove        1998      $  72,193         -              -                   20,000 shares         $ 2,898
  Pres. & CEO

Michael J. Bekes          1998      $ 143,516         -              -                   10,000 shares         $14,040
  Vice Pres. &            1997      $ 133,000         -              -                   -                     $19,435
  COO                     1996      $  84,570         -              $28,392             -                     $ 9,782

Claude L. Van Hefty       1998      $ 175,589         -              -                   -                     $ 7,583
  Former President        1997      $ 175,000         -              -                   -                     $50,703
  & CEO                   1996      $ 185,096         -              -                   -                     $41,164

 Thomas J. Kuber          1998      $ 120,000         -              -                   60,000 shares         $ 8,464
  Chairman of the         1997      $  20,900         -              -                   -                     -
  Board

Mark C. Neumann           1998      $ 120,395         $ 10,000       -                   10,000 shares         $ 8,948
  Vice Pres. Sales        1997      $  80,000         -              -                   -                     $ 6,870
                          1996      $  79,872         $  8,030       -                   -                     $ 6,062

---------------------

1 Except as indicated, the aggregate amount of such compensation for the indicated person was less than 10% of the total salary and bonus reported for the named executive officer in the Summary Compensation Table in each year. The amount shown for Mr. Bekes in 1996 includes $22,586 of moving expenses paid by the Company.

2 Consists of stock options awarded subject to shareholder approval of the 1998 Stock Option Plan.

3   Consists of (a)  payments  made by the Company  under the  Company's  Profit
    Sharing  Plan and Trust for  Non-Union  Employees in the amount of $2,898 to
    Mr.  Cosgrove in 1998;  (b) payments made by the Company under the Company's
    Profit  Sharing  Plan and Trust for  Non-Union  Employees  in the  amount of
    $4,667, $9,588 and $8,677 to Mr. Bekes in 1996, 1997, and 1998 respectively;
    (c) vacation paid in lieu of time off to Mr. Bekes in the amounts of $5,115,
    $9,847 and $5,363 in 1996, 1997 and 1998,  respectively;  (d) life insurance premiums  paid by the Company in the amount of  $21,576,  $21,000 and $5,250 for Mr. Van Hefty in 1996, 1997 and 1998, respectively; (e) payments made by the Company under the Company's  Profit Sharing Plan and Trust for Non-Union
    Employees in the amount of $9,492,  $10,184,  and $2,333 to Mr. Van Hefty in
    1996, 1997 and 1998, respectively;  (f) vacation paid in lieu of time off in the  amount  of  $10,096  and  $19,519  to Mr.  Van  Hefty in 1996 and 1997,
    respectively;  (g) payment made by the Company  under the  Company's  Profit
    Sharing  Plan and Trust for  Non-Union  Employees in the amount of $8,464 to
    Mr. Kuber in 1998;  (h)  payments  made by the Company  under the  Company's
    Profit  Sharing  Plan and Trust for  Non-Union  Employees  in the  amount of
    $4,524,   $4,293  and  $6,833  to  Mr.  Neumann  in  1996,   1997  and  1998
    respectively; (i) vacation paid in lieu of time off in the amount of $1,538,
    $2,577 and $2,115 to Mr. Neumann in 1996, 1997 and 1998 respectively.



Stock Options

       The following table sets forth information concerning the grant of stock options under the Company's 1998 Stock Option Plan during 1998 to the named executive officers. The 1998 Stock Option Plan and all the grants made to date thereunder, including those listed below, are contingent upon shareholder approval of the plan at the Annual Meeting.

                              Option Grants in 1998

                                Shares       Percentage of                                     Potential Realizable Value
                              Underlying     Total Options                                     at Assumed Annual Rates of
                               Options       Granted to All    Exercise                          Stock Appreciation for
           Name                Granted2    Employees in 1998     Price      Expiration Date           Option Term 1
---------------------------- ------------- ------------------- ----------- ------------------ ------------------------------
                                                                                                  5%             10%
                                                                                                  --             ---
Thomas J. Kuber                 60,000           52.2%           $8.09          May 12, 2007     $267,600      $659,400
Thomas W. Cosgrove              20,000           17.4%           $8.09          July 1, 2005      $65,800      $153,600
Mark C. Neumann                 10,000            8.7%           $8.09          May 12, 2005      $32,900       $76,800
Michael J. Bekes                10,000            8.7%           $8.09          May 12, 2005      $32,900       $76,800

-----------------
1   This  presentation  is intended to disclose the  potential  value that would accrue to the  optionee if the option were  exercised in full the day before it expires and assumes the per share value of the Common  Stock  appreciates from the grant date at the  compound  annual rate  indicated in each column.
    The assumed rates of 5% and 10% are prescribed by the rules and  regulations of the Securities and Exchange Commission  regarding disclosure of executive compensation, and are not intended to forecast possible future appreciation, if any,  with  respect to the Common  Stock.  Between the May 12, 1998 grant date of the  options and March 31,  1999,  the per share value of the Common
    Stock had depreciated approximately 11.6%, from $8.09 to $7.16 per share.

2 The options reflected in the table are nonqualified stock options under the Internal Revenue Code and were granted on May 12, 1998. The exercise price of each option granted was equal to the fair market value of a share of Common Stock on the date of grant. All of the options vest and become exercisable in 33 1/3% increments over a three-year period from date of grant, except in the case of Mr. Kuber, whose options vest and become exercisable in 20% increments over a five-year period from the date of grant. Upon a "change of control" of the Company (as defined in the 1998
    Stock Option Plan), all options then outstanding will become immediately exercisable in full for the remainder of their term and each optionee will have the right for a period of 60 days after such change of control to require the Company to purchase his options for cash at a price provided for in the 1998 Stock Option Plan.


Agreements with the Named Executive Officers

       At the time of his employment in July 1998, the Company and Mr. Cosgrove entered into an agreement providing for, among other things, his starting salary, health and other benefits, and life and disability insurance. The agreement also provides that upon severance of Mr. Cosgrove's employment by the Company for any reason, the Company will pay him six times his last monthly base salary as a severance payment.

       In December 1998, the Company and Mr. Neumann entered into an agreement providing for, among other things, certain severance payments to Mr. Neumann upon the termination of his employment with the Company in certain circumstances, including a "change in control" as defined in such agreement. If Mr. Neumann's employment with the Company terminates prior to a change in control for any reason other than death, disability, for cause or voluntarily, then the Company will continue to pay his base compensation for six months. If Mr. Neumann's employment with the Company terminates within one year after a change in control for any reason other than death, disability or cause, then the Company will continue to pay his base compensation for twelve months. If his employment terminates more than one year after a change in control for any reason other than death, disability, cause or voluntarily, then the Company will continue to pay his base compensation for six months; provided that his decision to terminate his employment after a material diminishment of his duties or responsibilities or a reduction in his base pay will not be deemed voluntary. A "change in control" under the agreement is defined as having the same meaning as a change in control under the 1998 Stock Option Plan.

Report on Executive Compensation

       Executive officer compensation is established through recommendations of the Compensation Committee of the Board. The Compensation Committee meets as necessary to review with the President the performance of executive officers of the Company, and without him in the evaluation of his services. The Compensation Committee recommends executive compensation to the Board, which then makes its decisions as to such matters after review and deliberation. The Compensation Committee also is responsible for establishing and administering policies which govern incentives.

       The philosophy of the Compensation Committee with respect to executive officer compensation is to position base salaries in the middle of perceived comparable market compensation. The Compensation Committee makes a review of compensation for companies perceived by the Compensation Committee to be similar, based on available public information. The companies included in that review are not necessarily the same as the companies included in the S&P Paper & Forestry Products Index used in the following performance graph. The Compensation Committee then establishes base salaries for the various executive officer positions based on what the Compensation Committee perceives to be the mid-range of salaries for positions which, in the Compensation Committee's judgment, are comparable in responsibilities and function.

       Section 162(m) Limitation. It is anticipated that all 1999 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.

                            BADGER PAPER MILLS, INC.
                             COMPENSATION COMMITTEE

                            Mark D. Burish, Chairman
                               James L. Kemerling

                             PERFORMANCE INFORMATION

       The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Stock Index (the "Standard & Poor's Index") and (c) the total return on the S&P Paper & Forestry Products Index (the "PF Products Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1993 in Common Stock, the Standard & Poor's Index and the PF Products Index.

                               [GRAPHIC OMITTED]


                                 ------------------------------------------------------------------------------------------
Company/Index                     December 31,   December 31,   December 31,   December 31,   December 31,   December 31,
                                      1993           1994           1995           1996           1997           1998
---------------------------------------------------------------------------------------------------------------------------
BADGER PAPER MILLS INC                     $100         $78.72        $128.52         $71.94         $67.58         $69.76
---------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                               100         101.32         139.40         171.40         229.00         293.91
---------------------------------------------------------------------------------------------------------------------------
PAPER & FOREST PRODUCTS-500                 100         104.20         114.72         126.90         136.07         138.77
---------------------------------------------------------------------------------------------------------------------------


                             1998 STOCK OPTION PLAN

General

       The purpose of the Badger Paper Mills, Inc. 1998 Stock Option Plan (the "Plan") is to promote the best interests of the Company, its shareholders and its affiliates (including its subsidiaries) by encouraging and providing for the acquisition of an equity interest in the success of the Company by officers and key employees and by enabling the Company and its affiliates to attract and retain the services of officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

       The Plan was adopted by the Board and became effective on May 12, 1998, subject to approval by the shareholders of the Company.

       The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Appendix A.

Administration

       The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors, each of whom will qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under Section 162(m)(4)(C) of the Internal Revenue Code. The Board will administer the Plan at any time the Committee is not in existence. Subject to the terms of the Plan and applicable law, the Committee will have full power and authority to interpret and administer the Plan, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Compensation Committee will serve as the Committee under the Plan.

       To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act.

Eligibility

       Participants in the Plan will be selected by the Committee from among the officers and other key employees of the Company and its affiliates. The Committee will consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits under the Plan. The Committee's designation of a participant in any year will not require the Committee to designate such person to receive a benefit in any other year.

Awards Under the Plan; Available Shares

       The Plan authorizes the granting to key employees of (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (ISOs) or non-qualified stock options; or (b) restricted stock. The Plan provides that up to a total of 130,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder.

       If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable pursuant to the award, such shares will be available for the granting of new awards under the Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

       No awards may be granted under the Plan after May 1, 2008. However, any award theretofore granted may extend after such date unless otherwise expressly restricted by the Plan or the applicable award agreement. The authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award and to generally administer the Plan shall also extend beyond such date.

Terms of Awards

       Option Awards. Options granted under the Plan may be either ISOs or non-qualified stock options. No individual key employee may be granted in any single fiscal year options to purchase in excess of 70,000 shares of Common Stock under the Plan (subject to adjustment as described below).

       The exercise price per share of Common Stock subject to options granted under the Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted under the Plan will be as determined by the Committee, provided that the term of such option may not exceed ten years from the date of its grant. Options granted under the Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the Plan will also be required to comply with the terms of Section 422 of the Internal Revenue Code.

       Restricted Stock. Shares of restricted Common Stock granted to key employees under the Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a participant's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

       The Plan limits the total number of shares of restricted stock that may be awarded thereunder to any individual participant in any fiscal year to 20,000 shares. The foregoing numerical limitation on the issuance of shares of restricted stock is subject to adjustment as described below.

Adjustments

       If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Change of Control

       In the event of a "change of control" (as defined below) of the Company, all outstanding options become immediately exercisable in full whether or not theretofore exercisable, and shares of restricted stock become fully vested. For 60 days after a change of control each share subject to an option may be exchanged for an amount of cash equal to the difference between (a) the highest of (1) the fair market value of a share of Common Stock on the date of the change of control, (2) the highest price per share paid in the transaction giving rise to such change of control, or (3) the fair market value of a share of Common Stock on the date of such exchange, and (b) the exercise price per share of the option. Additionally, for 60 days after a change of control each share of restricted stock may be exchanged for an amount of cash equal to the highest of (x) the fair market value of a share of Common Stock on the date of such exchange, (y) the highest price per share paid in the transaction giving rise to such change of control, and (z) the fair market value of a share of Common Stock on the date of the change of control.

       A "change of control" of the Company occurs under the Plan if (a) any person is or becomes the beneficial owner of 30% or more of the outstanding voting securities of the Company, (b) the shareholders of the Company approve a merger or consolidation involving the Company other than a merger or consolidation (1) in which the voting securities of the Company outstanding prior to such merger or consolidation represent at least 70% of the voting securities of the surviving entity, or (2) effected to implement a recapitalization in which no person is or becomes the beneficial owner of 30% or more of the outstanding voting securities of the Company, and (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement to sell all or substantially all of the assets of the Company to any entity that is not at least 75% owned by the shareholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Limits on Transferability

       No award granted under the Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, or by the laws of descent and distribution; provided, however, that the Committee may allow a participant to designate a beneficiary or to transfer any award. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

       The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that shareholder approval of any amendment thereto must also be obtained if required by (a) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted under the Plan or to comply with the provisions of Section 162(m) of the Internal Revenue Code) or (b) the listing requirements of the principal exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market). Termination of the Plan will not affect the rights of participants under previously granted awards, which will continue in full force and effect after termination of the Plan in accordance with their terms and conditions.

Withholding

       The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Common Stock notice as far in advance as practicable. The Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a participant to pay all or a portion of the withholding taxes arising in connection with an award under the Plan by electing to (i) have the Company withhold shares of Common Stock, (ii) tender back shares of Common Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Common Stock, having a fair market value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee.

Certain Federal Income Tax Consequences of Awards

       Stock Options. The grant of a stock option under the Plan will create no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

       In general, a participant will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of
(a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

       Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the Plan, unless the election described below is made. However, a participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse).
Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

       A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Awards under the Plan

       The following table sets forth information with respect to grants that have been made under the Plan to date to the various individuals and groups identified below. All of such options were granted contingent upon shareholder approval of the Plan. The options are nonstatutory stock options which vest and become exercisable in 33-1/3% increments over a 3-year period from the date of grant, except in the case of Mr. Kuber, whose nonstatutory stock option vests and becomes exercisable in 20% increments over a 5-year period from the date of grant. The options have a per share exercise price of $8.09, the fair market value of the common stock on the date of grant. Other than Messrs. Kuber, Cosgrove, Bekes and Neumann, no other named executive officer has been granted options under the Plan.


                                                            Number of Shares of
                                                                Common Stock
       Name and Position                                     Subject to Options
       -----------------                                     ------------------
       Thomas J. Kuber                                             60,000
         Chairman of the Board

       Thomas W. Cosgrove                                          20,000
         President

       Michael J. Bekes                                            10,000
         Vice President and Chief Operating Officer

       Mark C. Neumann                                             10,000
         Vice President of Sales

       Executive officers as a group (5 persons)                  110,000

       The Company cannot currently determine the options that may be granted to eligible participants under the Plan in the future. Such determinations will be made from time to time by the Committee and/or the Board.

       On March 31, 1999, the last reported price per share of the Common Stock on the Nasdaq National Market was $7.16.

Vote Required

       The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the Plan (assuming a quorum is present) is required to approve the Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the Plan. THE BOARD RECOMMENDS A VOTE "FOR" THE PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PLAN.

                              SHAREHOLDER PROPOSAL

Shareholder Proposal and Shareholder Statement in Support of Proposal

       Extrusions Division, Inc., 208 Pioneer Club Road, East Grand Rapids, Michigan, Bomarko, Inc., North Oak Road, Post Office Box K, Plymouth, Indiana and James D. Azzar, 208 Pioneer Club Road, East Grand Rapids, Michigan, have notified the Company that they intend to present the following proposal at the Annual Meeting. The Company is not obligated to present this proposal at the Annual Meeting, so unless a member or an authorized representative of the Azzar Group properly present the proposal at the Annual Meeting, the proposal will not be introduced as an item of business at the Annual Meeting.

                              "Shareholder Proposal

              RESOLVED, that the shareholders of Badger Paper Mills, Inc. (the Company), having been informed that the Board of Directors is considering all strategic options available to the Company and that it welcomes discussions with shareholders, hereby request that the Board promptly provide to the shareholders a specific written report of all activities conducted by the Board and management to this end, detailing investment bankers and advisors engaged, analyses made, and each inquiry, expression of interest or offer relating to the acquisition or merger of the Company or acquisition of a substantial part of the Company's assets received during the past three years, and that the Board adopt a policy of reporting all such inquiries, expressions of interest or proposals received in the future; provided that the Board need not disclose such matters if and while the Board, based on advice of counsel, determines that disclosure would jeopardize ongoing negotiations.

                              Supporting Statement

              This proposal is submitted by Bomarko, Inc., Extrusions Division, Inc. and James Azzar, investors who own over 14% of the Company's shares of common stock.

              At the 1996 annual meeting, we submitted a proposal to create a shareholder advisory committee to advise the Board as to shareholders' views concerning extraordinary transactions. The Board recommended that you vote against the proposal, because it did not believe that such a committee "is necessary or helpful" and that it "welcomes the opportunity to discuss the Company, its operations and its future prospects with shareholders."

              In 1997, we submitted a proposal to urge the Board to form a committee of independent directors to investigate merger or sale of the Company or substantial assets. That time, the Board recommended a no vote because the proposal was "moot." The Board stated that it had created a committee to review strategic options, engaged an investment banking firm and was reviewing strategic alternatives.

              In 1998, we submitted a similar proposal. The Board opposed that proposal and recommended that you vote against it, stating that it "adds nothing to Badger's business, particularly in light of the Board's willingness to consider all strategic options." The Board also stated that it retained Paine Webber in 1996 to help it evaluate "strategic options" and had appointed a Board member because of his experience in "advising companies with respect to their available strategic alternatives."

              The Board of Directors has repeatedly assured shareholders that it will take appropriate action to enhance shareholder value. In my opinion, it has delivered very little. The time has come for the Board of Directors to report the shareholders what it has done -- with specificity and without evasion.

              We believe that a "For" vote on this proposal would send a message to the Board that shareholders want more action on shareholder value and more open communication."

Board's Statement of Position Against Proposal

       THE BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. The Azzar Group has, for the seventh time in three years, submitted a proposal for consideration by Badger's shareholders. In 1996, 1997 and 1998 the Azzar Group submitted proposals at the Annual Meeting of Shareholders to establish a committee of directors for the purpose of engaging an investment banking firm to facilitate and promote the sale or merger of the Company or the sale of substantially all of its assets. Over the same three-year period the Azzar Group submitted three proposals to the Company's shareholders, twice at Special Meetings of Shareholders called by the Azzar Group and once at an Annual Meeting of Shareholders, to exempt itself from important provisions of Wisconsin law that generally limit the voting power of 20% or greater shareholders. Each time, Badger shareholders defeated the Azzar Group proposal by at least a two-to-one margin.

       The latest Azzar Group proposal requires the Board to provide a written report of all activities conducted by the Board and management with respect to the consideration of strategic options.

       The Board believes that the Azzar Group proposal should be rejected because the proposal, if adopted could discourage potential strategic partners and inquiries.

       The Board believes that business combinations are most likely to occur in an environment that is shielded from the glare of the press, so that negotiations can occur without the threat of intervention by takeover firms and arbitrageurs. Although the Azzar Group proposal appears to address this problem by providing that disclosure is not required if it would jeopardize ongoing negotiations (emphasis added), negotiations often do not proceed smoothly from beginning to end. A period where one party or the other breaks off negotiations is not at all unusual, and in many instances negotiations resume days, weeks or even months later and result in a successful transaction. If the Azzar Group proposal were adopted, the Company would be forced to disclose the details of discussions as soon as negotiations broke down, likely eliminating any likelihood of resurrecting the negotiation process. In fact, sophisticated parties making legitimate inquiries regarding business combinations typically require that a confidentiality agreement be executed by both parties to prevent just the kind of disclosure the Azzar Group proposes. The adoption of the Azzar Group proposal could prevent the Company from entering into such a confidentiality agreement with an interested party, thus derailing a potential transaction, or even worse, discouraging an interested party from approaching the Company in the first place.

       The Board has demonstrated its willingness to consider carefully all available strategic options, including a sale, merger or other business combination involving the Company. For example, the Board retained Paine Webber, Inc. in 1996 to provide investment banking advice and created a committee of the Board to work with Paine Webber, Inc. to evaluate various strategic options, including a possible sale of the Company. Additionally, John Peterson, a Managing Director of the investment banking firm Cleary Gull Reiland & McDevitt, Inc., was appointed to the Board in October 1997 in part because of his experience in advising companies with respect to their strategic options.

       During 1998, the Company earned $1,744,000 on net sales of $65.7 million. These results were achieved in spite of one of the worst paper markets in recent memory. Although there is still much room for improvement, the Board believes that the Company is headed in the right direction. Since the strategic review process began in 1996, the Board and management have reduced costs and restructured and streamlined the Company's operations. These cost reduction efforts have resulted in a $11.7 million reduction in overhead costs in 1998 compared to 1995. New senior management installed in 1998 has focused the Company's business on more profitable specialty paper products and reduced the Company's dependence on its traditional low margin commodity paper business.

       In summary, the Board believes disclosing the sensitive information Mr. Azzar and his affiliates propose to make public will add nothing to Badger's business, particularly in light of the Board's willingness to consider all strategic options. In fact, the Board believes adopting the Azzar Group's proposal could harm the Company's ability to attract the kind of strategic partners that could lead to a successful transaction that maximizes shareholder value. For these reasons, the Board urges you to vote "AGAINST" the Azzar Group proposal.

Recommendation

       THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. For the reasons identified above under the caption "Board's Statement of Position Against Proposal," the Board believes the proposal is not in the best interests of the Company and its shareholders. IF THIS PROPOSAL IS PRESENTED AT THE ANNUAL MEETING, SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "AGAINST" THE PROPOSAL.

Vote Required

       The number of votes cast "FOR" this shareholder proposal must exceed the number of votes cast "AGAINST" this shareholder proposal to approve this shareholder proposal. Consequently, abstentions and broker nonvotes will have no impact on the approval or disapproval of the proposal.

                                  MISCELLANEOUS

Independent Auditors

       On July 10, 1997, the Company changed its certifying accountants. The Board of Directors approved the dismissal of the accounting firm Coopers and Lybrand LLP ("Coopers & Lybrand") and concurrently resolved to engage Grant Thornton LLP ("Grant Thornton") in their place. Thus, Grant Thornton served as the Company's independent auditors and audited the Company's financial statements for the fiscal years ended December 31, 1998 and 1997.

       The reports made by Coopers & Lybrand on the Company's financial statements for 1996 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during fiscal year 1996, and for the interim period ended July 10, 1997, the Company had no disagreement with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused them to make reference to the matter in their report. No other reportable events occurred within the Company's two most recent fiscal years.

       Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

       Any shareholder entitled to submit proposals to be considered at the 2000 annual meeting shall be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock at the time the proposal is submitted, shall have held said Common Stock for at least one year, and shall continue to own said Common Stock through the date on which the annual meeting is held. Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2000 Annual Meeting of Shareholders must be received by the Company by the close of business December 4, 1999. If the Company receives notice of a shareholder proposal that is submitted other than pursuant to Rule 14a-8 after February 16, 2000, the notice will be deemed untimely and the persons named in proxies solicited by the Board for the 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such shareholder proposal.

Other Matters

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1998, all its directors and executive officers complied with the Section 16(a) filing requirements.

       The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                            By Order of the  Board of  Directors
                                            BADGER PAPER MILLS, INC.

                                            /s/Mark D. Burish
                                            Mark D. Burish
                                            Corporate Secretary

April 8, 1999

                                                                      APPENDIX A


                            BADGER PAPER MILLS, INC.

                             1998 STOCK OPTION PLAN

Section 1.        Purpose

       The purpose of the Badger Paper Mills, Inc. Stock Option Plan (the "Plan") is to promote the best interests of Badger Paper Mills, Inc. (together with any successor thereto (the "Company"), its holders and its Subsidiaries as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and any entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by officers and key employees and by enabling the Company and its Affiliates to attract and retain the services of officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

Section 2.        Effective Date

       The Plan shall become effective on May 12, 1998 subject, however, to the approval of the Plan by the stockholders of the Company at the next annual meeting of stockholders within twelve months following the date of adoption of the Plan by the Board of Directors of the Company (the "Board").

Section 3.        Administration

       The Plan shall be administered by a committee (the "Committee") of the Board, consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto. If at any time the Committee shall not be in existence, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act ("Section 16 participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

       Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan, establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 4.        Eligibility and Participation

       Participants in the Plan shall be selected by the Committee from among those officers and other key employees of the Company and its Affiliates, as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year.

Section 5.        Stock Subject to Plan

       5.1 Number. Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock of the Company, no par value (the "Stock"), which may be issued under the Plan shall be 130,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock. No participant shall be granted benefits under the Plan that could result in such participant (i) receiving in any single fiscal year of the Company options for more than 70,000 shares of Stock; or (ii) receiving benefits in any single fiscal year of the Company relating to more than 20,000 shares of Stock as restricted stock. Such number of shares of Stock as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 5.3 hereof. In all cases, determinations under this Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

       5.2 Unused Stock: Unexercised Rights. If, after the effective date of the Plan, any shares of Stock covered by an award granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award, shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

       5.3 Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

Section 6.        Term of the Plan

       No award shall be granted under the Plan after May 1, 2008. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 7.        Stock Options

       7.1 Grant of Options. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option.

       7.2 Incentive Stock Options. Incentive stock options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the fair market value of the Stock on the date of grant, as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee ("Fair Market Value"). Incentive stock options will be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, except as otherwise provided by the Committee. If the participant should die or become disabled within the meaning of Code Section 22(e)(3) while employed, then the right of the participant's successor in interest to exercise an incentive stock option shall terminate not later than twelve (12) months after the date of death or the date of termination due to disability, except as otherwise provided by the Committee. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

       7.3 Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Committee. Nonqualified stock options will be exercisable as determined by the Committee over not more than ten (10) years after the date of grant and shall terminate at such time as the Committee shall determine.

       7.4 Award Agreement. Each option shall be evidenced by an award agreement that shall specify the type of option granted, the option price, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine.

       7.5 Fair Market Value. The Fair Market Value of the Stock shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that so long as the Stock is traded on a public market, Fair Market Value means the average of the high and low prices of a share of Stock on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

       7.6 Payment. The Committee shall determine the methods and the forms for payment of the purchase price of options, including (a) by delivery of cash or other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or (b) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

Section 8.        Restricted Stock

       8.1 Awards. The Committee is hereby authorized to issue restricted stock to participants, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate. Restricted stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such restricted stock upon termination of the Participant's employment within specified periods, as prescribed by the Committee.

       8.2 Other Restrictions. Without limitation, such terms and conditions may provide that restricted stock shall be subject to forfeiture if the Company or the participant fails to achieve certain goals established by the Committee over a designated period of time. The goals established by the Committee may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, all shares of restricted stock shall be forfeited. In the event the maximum goal is achieved, no shares of restricted stock shall be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of nonachievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

       8.3 Registration. Any restricted stock granted under the Plan to a participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a participant, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.

       8.4 Other Rights. Unless otherwise determined by the Committee, during the period of restriction, participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

       8.5 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a participant with the Company (as determined under criteria established by the Committee) for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the participant to the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a participant.

Section 9.        Transferability

       Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the Committee
(a) designate in writing a beneficiary to exercise the award after the participant's death; or (b) transfer any award; provided, however, that in no event may incentive stock options be transferred other than by will or the laws of descent and distribution.

Section 10.       Rights of Employees

       Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time nor confer upon any participant any right to continue in the employ of the Company or any Affiliate.

Section 11.       Change of Control

       (a) In the event of a "Change of Control" (as hereinafter defined):

              (i) each holder of an option (A) shall have the right at any time thereafter to exercise the option in full whether or not the option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (A), the highest of (1) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the option or portion thereof that is so surrendered on the date of the Change of Control and the purchase price of such Stock under the option, (2) an amount of cash equal to the difference between the highest price per share of Stock paid in the transaction giving rise to the Change of Control and the purchase price per share of Stock under the option multiplied by the number of shares of Stock covered by the Option, or (3) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the option or portion thereof that is so surrendered, calculated on the date of surrender, and the purchase price of such Stock under the option; provided that the right described in this clause (B) shall be exercisable only if a positive amount would be payable to the holder pursuant to the formula specified in this clause
       (B); and

              (ii) Restricted stock that is not then vested shall vest upon the date of the Change of Control and each holder of such restricted stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such restricted stock, an amount of cash equal to the highest of (A) the Fair Market Value of such restricted stock on the date of surrender, (B) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of restricted stock surrendered, or (C) the Fair Market Value of such restricted stock on the effective date of the Change of Control.

       (b) A "Change of Control" of the Company shall be deemed to have occurred for purposes of this Section 11 if the event set forth in any one of the following paragraphs shall have occurred:

              (i) any "Person" (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 11, the term "Person" shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial
       Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

              (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 30% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

              (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

       (c) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 11 if it determines that the operation of this Section 11 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

Section 12.       Amendment, Modification and Termination of Plan

       12.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by
(i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (ii) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

       12.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

Section 13.       Taxes

       The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with an award under the plan by electing to (i) have the Company withhold shares of Stock,
(ii) tender back shares of Stock  received in connection  with such benefit,  or
(iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

Section 14.       Miscellaneous

         14.1     Stock Transfer Restrictions.

              (a) Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

              (b) All certificates for shares delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

       14.2 Other Provisions. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom, which means may provide for a return to a participant on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) the purchase of Stock under options in installments; (c) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines; (d) restrictions on resale or other disposition; and (e) compliance with federal or state securities laws and stock exchange or market requirements.

       14.3 Award Agreement. No person shall have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Committee.

Section 15.       Legal Construction

       15.1 Requirements of Law. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       15.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

       15.3 Severability. If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.

PROXY CARD

                            BADGER PAPER MILLS, INC.
                       Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders
                                  May 11, 1999

The undersigned Shareholder of Badger Paper Mills, Inc. hereby appoints Mark D. Burish and James L. Kemerling, and each of them Proxies, with power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, May 11, 1999, at 10:00 a.m. local time, or at any adjournment or postponement thereof, on the matters described on the reverse side.

             The Board of Directors Favors a Vote FOR All Nominees,
                         FOR Item 2, and AGAINST Item 3.


                  (Continued and to be signed on reverse side.)

                            BADGER PAPER MILLS, INC.
    * PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. *


                                               For       Withheld      For All
                                               All         All         Except*

1.    Election of Directors --
      Nominees: Mark D. Burish and             [ ]         [ ]           [ ]
      James L. Kemerling

      ----------------------------------
      *(Except nominee written above.)

The Board of Directors Favors a Vote FOR All Nominees.

                                               For       Against       Abstain


2.    Proposal to approve the
      1998 Stock Option Plan                   [ ]         [ ]           [ ]

The Board of Directors Favors a Vote FOR approval of the Plan.

3.    Shareholder  Proposal requesting that
      the Company provide a written report
      of all activities  conducted by the
      Board and  management  with respect to
      the consideration of strategic options   [ ]         [ ]           [ ]

The Board of Directors Favors a Vote AGAINST the Shareholder Proposal.

4.    In the discretion of the proxies, the
      transaction of such other business which may properly come before the meeting, all as described in the Notice of 1999 Annual
      Meeting.



                            The Shares Represented By This Proxy Will Be Voted As Directed on Items 1, 2 and 3, But Where No Direction is Indicated, Will be Voted FOR Items 1 and 2, and AGAINST Item 3.

                            Dated:___________________________________, 1999

                            Signature(s) ____________________________________

                            ----------------------------------------------

                            IMPORTANT! Please sign exactly as name appears. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.